Ferris, Baker Watts, Inc. - Community Bank Conference
Hershey, Pennsylvania
July 27, 2006

Disclaimer
The information contained in this presentation may contain forward-looking statements (as defined in the
Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to
KNBT Bancorp, Inc. (“KNBT” or the “Company”) management’s intentions, plans, beliefs, expectations or opinions or with respect to the operation of the Company or its subsidiaries.  These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and
statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) Economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) and the amount of loan losses; (3) Changes in the interest rate environment may further reduce interest margins; (4) General economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (5) Acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties; (6) Legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; and other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission ("SEC") from time to time.
These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.  KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

KNBT’s Profile
▪
Headquartered in Bethlehem, Pennsylvania
▪
Total assets of $3.0 billion
▪
The largest community bank based in the Greater
Lehigh Valley and Northeast Pennsylvania Regions
with 58 branch locations
▪
Traded on the NASDAQ Global Market under the
symbol “KNBT”

Services
▪
KNBT provides a full range of traditional banking
services through its branch network and electronic
delivery channels
▪
KNBT also offers:
–
A full menu of investment products and services
–
Estate, personal trust and financial planning
–
Insurance services
–
Benefits management

Strong Business Model
▪
KNBT has developed a strong business model for
all lines of business
–
Banking, Insurance, Investments & Trust
▪
Employees are united by a proud tradition of
delivering excellent customer service that sets us
apart from the competition
▪
KNBT has invested in a state of the art technology
platform with capacity for future growth

Target	Year Completed
First Colonial Group	2003
Oakwood Financial Corp.	2004
Caruso Benefits Group, Inc.	2005
Northeast Pennsylvania Financial Corp.	2005
Trust Company of Lehigh Valley	2006
KNBT’s M&A Activity

Our Locations

* Source: Morning Call 7/ 17/ 05, Lehigh Valley Metro Area: Northampton, Lehigh, Carbon Counties in PA
and Warren County in NJ, based on 2000 U.S. Census.
Attractive Region
▪
The Lehigh Valley metro statistical area is the third
largest in population in Pennsylvania*
▪
Lehigh Valley is ranked third in population growth for
Northeast Pennsylvania region*
▪
KNBT’s expansion has been to contiguous counties
with stable populations

market share

▪
Initiated quarterly
dividends in
2Q2004
▪
Approximately
$15.8 million
has been paid to
shareholders

As of 7/19/06 KNBT repurchased a total of 6,222,100 shares
at an average price per share of $16.11
Stock Repurchase Plans
▪
Announced repurchase of 3,062,486 shares 10/27/04
–
Completed 9/15/04
▪
Announced repurchase of 3,151,297 shares 7/27/05
–
Completed 7/19/06
▪
Announced repurchase of 2,807,219 shares 6/26/06

Eugene T. Sobol, Sr. EVP, CFO & Treasurer
Financial Overview

Financial Highlights
For the Quarter Ended	June 30,	June 30,	%
(dollars in thousands, except per share data)	2005	2006	Change
Net Income	$5,238	$5,906	12.75%
Diluted Earnings Per Share	$0.18	$0.21	16.67%
Dividends Paid Per Share	$0.06	$0.08	33.33%
Book Value	$13.54	$12.83	-5.24%
Tangible Book Value	$9.26	$7.86	-15.12%

Key Ratios
For the Quarter Ended	June 30,	June 30,
(dollars in thousands, except per share data)	2005	2006
Return on Average Assets	0.76%	0.79%
Return on Average Equity	5.35%	6.62%
Return on Average Tangible Equity	7.26%	10.77%
Net Interest Margin T/E	3.00%	2.90%
Efficiency Ratio	66.18%	64.95%
Equity to Assets	13.03%	11.42%
Tangible Equity to Assets	8.91%	6.99%

$ in thousands, except per share amounts
Net Income and EPS

$ in thousands
Net Interest Income and
Net Interest Margin  (T/E)

    Non-Interest Income

$ in thousands
  Non-Interest Expense

Balance Sheet
	At	At
	December 31,	June 30,	Annualized
(dollars in thousands)	2005	2006	% Change
Total Assets	$3,081,810	$2,994,485	-5.67%
Securities	1,206,880	1,022,900	-30.49%
Loans	1,481,728	1,540,447	7.93%
Deposits	1,852,251	1,912,797	6.54%
FHLB Advances	705,125	613,487	-25.99%
Shareholders’ Equity	376,552	341,823	-18.45%
Tangible Shareholders’ Equity	246,634	206,691	-32.39%

$ in thousands
    Shareholders’ Equity

$ in thousands
Deposit Growth

Composition of Deposits
At 6/30/06

Sandra L. Bodnyk, Sr. EVP, Chief Risk Officer
Loans & Asset Quality

$ in thousands
Loan Growth

Loan Composition
At 6/30/06

Strong Underwriting Standards
▪
Strong credit risk management
▪
Seasoned lenders
▪
Comprehensive approval process
▪
Knowledge of market
▪
Strong borrower relationships

$ in thousands
Total Non-Performing Loans

$ in thousands
Allowance for Loan Losses

Scott V. Fainor, President & CEO
Closing Comments

Our TeamStrong and focused management teamScott V. FainorPresident & Chief Executive Officer26 years banking experience Previously with Wachovia Led KNBT since conversion in 2003 Eugene T. SobolSenior EVP, Chief Financial Officer & Treasurer24 years banking experiencePreviously with Ernst & Young CPA, 12 yearsSince 1996Sandra L. BodnykSenior EVP, Chief Risk Officer32 years banking experience Previously with Wachovia Since 2004John T. AndreacioEVP, Regional President, Northeast Region20 years banking experience Previously with Wachovia Since 2005Deborah R. GoldsmithEVP, Retail Lending/Admin.30 years banking experience Previously with Summit Since 2001David B. KennedyEVP, Regional President, Greater Lehigh Valley Region22 years banking experience Previously with Summit Since 2001Carl F. KovacsEVP, Chief Information Officer33 years banking experience Previously with Aurum Technology Since 2002

    Goals for Success
▪
Grow core deposit relationships
▪
Grow and diversify loan portfolio
▪
Grow and diversify fee income
▪
Manage expenses and improve efficiency
▪
Franchise expansion through organic growth, de
novo acquisitions